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EXHIBIT 99.1



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
AT CHARTERMAC & ATEBT                      AT THE FINANCIAL RELATIONS BOARD
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Brenda Abuaf                               Joe Calabrese - General Info (212) 661-8030
Director of Shareholder Services           Pamela K. Belfor - Analyst Info (212) 661-8030
(800) 831-4826


                  CHARTER MUNICIPAL MORTGAGE ACCEPTANCE COMPANY
               AND AMERICAN TAX EXEMPT BOND TRUST MERGER COMPLETE

NEW YORK, NY - NOVEMBER 21, 2000 - Charter Municipal Mortgage Acceptance Company ("CharterMac") (AMEX:CHC), and American Tax Exempt Bond Trust ("ATEBT") today jointly announced that the merger of ATEBT with and into a wholly-owned subsidiary of CharterMac, CM Holding Trust, was finalized and certificates were mailed to shareholders on November 17, 2000.

Under the terms of the merger agreement, each share of beneficial ownership in ATEBT outstanding on the effective date of the merger, November 14, 2000, was converted into 1.43112 shares of beneficial interest in CharterMac. CharterMac now has over $920 million of assets and an estimated equity market capitalization of $490 million.

"We are very pleased to have added ATEBT's quality assets to our CharterMac portfolio. ATEBT owned four participating tax exempt bonds that bear interest rates of 9%," said Stuart J. Boesky, Chief Executive Officer and President of CharterMac.

CharterMac invests in tax-exempt bonds, the proceeds of which are used by borrowers to finance and refinance the development and ownership of multifamily housing nationwide. The Company's portfolio is currently comprised of direct and indirect ownership interests in tax-exempt multifamily bonds in 18 states as well as in the District of Columbia.

For more information, please visit us at www.chartermac.com.
                                         ------------------

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Litigation Reform Act of 1995 and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performances or achievements of CharterMac to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. Such forward-looking statements speak only as of the date of this press release. CharterMac expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in CharterMac's expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based.


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